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                                                                                                                    Exhibit 11
Statement Re Computations of Per Share Earnings
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(Amounts in thousands, except per share data)
                                                                                        For the Quarter Ended June 30,
                                                                                        1999                      1998
                                                                                        ----                      ----
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Numerator:
 Net income available to common shareholders                                         $17,038                   $15,741
 Less adjustment for gain (loss) on sales of investments in rental
 properties available to common shareholders                                             (54)                       46
                                                                                     -------                   -------
Numerator for basic earnings per share - income from continuing                       16,984                    15,787
 operations available to common shareholders

Effect of dilutive securities:
 Minority interest in income convertible into common shares                            1,192                     1,017
                                                                                     -------                   -------
Numerator for diluted earnings per share                                             $18,176                   $16,804
                                                                                     =======                   =======

Denominator:
 Denominator for basic earnings per share - weighted average shares                   44,570                    42,170
                                                                                     -------                   -------
 Effect of dilutive securities:
   Weighted average convertible operating company units                                3,110                     2,820
   Stock options                                                                         170                       370
                                                                                     -------                   -------
   Dilutive potential common shares                                                    3,280                     3,190
                                                                                     -------                   -------
   Denominator for diluted earnings per share adjusted for
   weighted average shares and assumed conversion                                     47,850                    45,360
                                                                                     -------                   -------
   Basic earnings per share excluding gains (loss) on sale                           $  0.38                   $  0.37
                                                                                     =======                   =======
   Diluted earnings per share excluding gains (loss) on sale                         $  0.38                   $  0.37
                                                                                     =======                   =======

                                                                                        For the Six Months Ended June 30,
                                                                                        1999                      1998
                                                                                        ----                      ---
Numerator:
 Net income available to common shareholders                                         $32,378                   $29,883
 Less adjustment for gain (loss) on sales of investments in rental
 properties available to common shareholders                                             (54)                      871
                                                                                     -------                   -------
Numerator for basic earnings per share - income from continuing
 operations available to common shareholders                                          32,324                    30,754

Effect of dilutive securities:
 Minority interest in income convertible into common shares                            2,461                     2,033
                                                                                     -------                   -------
Numerator for diluted earnings per share                                             $34,785                   $32,787
                                                                                     =======                   =======

Denominator:
 Denominator for basic earnings per share - weighted average shares                   44,430                    42,000
                                                                                     -------                   -------
 Effect of dilutive securities:
   Weighted average convertible operating company units                                3,140                     2,820
   Stock options                                                                         170                       440
                                                                                     -------                   -------
 Dilutive potential commons shares                                                     3,310                     3,260
                                                                                     -------                   -------
 Denominator for diluted earnings per share adjusted for
 weighted average shares and assumed conversion                                       47,740                    45,260
                                                                                     -------                   -------
 Basic earnings per share excluding gains (loss) on sale                             $  0.73                   $  0.73
                                                                                     ========                  =======
 Diluted earnings per share excluding gains (loss) on sale                           $  0.73                   $  0.72
                                                                                     =======                   =======
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